Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 29, 2013 with respect to the consolidated financial statements of Air Industries Group, Inc. for the years ended December 31, 2012 and 2011, which appear in its Annual Report on Form 10-K for the year ended December 31, 2012, incorporated herein by reference.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook, New Jersey
April 30, 2013